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                                                                    Exhibit 10.8

                                 BUSINESS LEASE

         This lease, dated April 1, 1999, is between JJJ PROPERTIES, LLC, as Landlord, and GLACIER DISTRIBUTION COMPANY, LLC, as Tenant.

         In consideration of the payment of the rent and the performance of the covenants and agreements by the Tenant set forth herein, the Landlord does hereby lease to the Tenant the following described premises situated in the City and County of Denver, in the State of Colorado; the property address of which is 866 E. 50th Avenue, Denver, Colorado 80216, the legal description of which is about 7800 square feet of space on the main level and second floor offices as per floor plan (Exhibit A attached) and including fenced parking/shipping lot located directly east of leased building space, to be maintained by Tenant.

         Said premises, with all the appurtenances, are leased to the Tenant from April 1, 1999, until May 30, 2003, at and for a rental for the full term of $173,100 total, payable in monthly installments as follows:

               Year 1:   Base rate of $4.61 per square foot or $3,000 per month

               Year 2:   Base rate of $5.08 per square foot or $3,300 per month

               Year 3:   Base rate of $6.00 per square foot or $3,900 per month

               Year 4:   Base rate of $6.50 per square foot or $4,225 per month

The first month's rent is due June 1, 1999 to JJJ PROPERTIES, LLC, P.O. Box 16066, Denver, Colorado 80216-0066.

         THE TENANT, IN CONSIDERATION OF THE LEASING OF THE PREMISES AGREES AS FOLLOWS:

         1. The Tenant shall pay the rent for the premises above-described.

         2. The Tenant shall, at the expiration of this lease, surrender the premises in as good a condition as when the Tenant entered the premises, ordinary wear and tear excepted. The Tenant shall keep all sidewalks on and around the premises free and clear of ice and snow; keep the entire exterior premises free from all liter, dirt, debris and obstructions; and keep the premises in a clean and sanitary condition as required by the ordinances of the city and county in which the property is situated.

         3. The Tenant shall not sublet any part of the premises, nor assign the lease, or any interest therein, without the written consent of the Landlord.

         4. The Tenant shall use the premises only as storage, processing and distribution of refrigerated and frozen foods and shall not use the premises for any purposes prohibited by the laws of the United States or the State of Colorado, or of the ordinances of the city or town in which said premises are located, and shall neither permit nor suffer any disorderly conduct, noise or nuisance having a tendency to annoy or disturb
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any persons occupying adjacent premises.

         5. The Tenant shall neither hold, nor attempt to hold, the Landlord, its agents, contractors and employees, liable for any injury, damage, claims or loss to person or property occasioned by any accident, condition or casualty to, upon, or about the premises including, but not limited to, defective wiring, the breaking or stopping of the plumbing or sewage upon the premises, unless such accident, condition or casualty is directly caused by intentional or reckless acts or omissions of the Landlord. Notwithstanding any duty the Landlord may have hereunder to repair or maintain the premises, in the event that the improvements upon the premises are damaged by the negligent, reckless or intentional act or omission of the Tenant or any employees, agents, invitees, licensees or contractors, the Tenant shall bear the full cost of such repair or replacement. The Tenant shall hold Landlord, Landlord's agents and their respective successors and assigns, harmless and indemnified from all injury, loss, claims or damage to any person or property while on the demised premises or any other part of Landlord's property, or arising in any way out of Tenant's business, which is occasioned by an act or omission of Tenant, its employees, agents, invitees, licensees or contractors. The Landlord is not responsible for any damage or destruction to the Tenant's personal property.

         6. The Tenant shall neither permit nor suffer said premises, or the walls or floors thereof, to be endangered by overloading, nor said premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous, nor make any alterations in or changes in, upon, or about said premises without first obtaining the written consent of the Landlord.

         7. The Tenant shall obtain and keep in full force, at Tenant's expense, fire and liability insurance as may be reasonably required by the Landlord. Tenant shall provide copies of such insurance policies upon the Landlord's request.

         8. The Tenant shall permit the Landlord to place a "For Rent" sign upon the leased premises at any time after sixty (60) days before the end of this lease.

         9. The Tenant shall allow the Landlord to enter upon the premises at any reasonable hour.

         10. The Tenant further agrees: (a) Tenant's main leased space is a percentage of the total primary rentable space in the buildings. This amount that is added each month for CAM, taxes and insurance for the year 1999 is $.36 per square foot or $234 per month. This amount will be adjusted each year based on actual costs. (b) Tenant shall have the right of first option to lease the lower level space directly under the main level, option good at no charge to December 31, 1999. This area is about 7,200 square feet and the base rate of $2.50 per square foot or $1,500 per month plus CAM, taxes and insurance is $216 per month for 1999. After January 1, 2000 the option to lease the lower and have the space remain empty and not for lease to others will be at a rate of $500 per month.

         IT IS EXPRESSLY UNDERSTOOD AND AGREED BETWEEN LANDLORD AND
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TENANT AS FOLLOWS:

         11. The Tenant shall be responsible for paying the following utilities:
/X/ Electric /X/ Gas /X/ Water /X/ Sewer /X/ Phone /X/ Refuse Disposal /X/ Janitorial Services / / Other _________________. The (a) Landlord (b) Tenant agrees to keep all the improvements upon the premises, including but not limited to, (a) structural components, (b) interior and (a) exterior walls, (b) floors,
(b) ceiling, (a) roofs, (a) sewer connections, (b) plumbing, (b) wiring and glass in good maintenance and repair at their expense. In the event the Landlord is responsible for repair of the premises, the Tenant shall be obliged to notify the Landlord of any condition upon the premises requiring repair and the Landlord shall be provided a reasonable time to accomplish said repair.

         12. No assent, express or implied, to any breach or default of any one or more of the agreements hereof shall be deemed or taken to be a waiver of any succeeding or other breach or default.

         13. If, after the expiration of this lease, the Tenant shall remain in possession of the premises and continue to pay rent without a written agreement as to such possession, then such tenancy shall be regarded as a month-to-month tenancy, at a monthly rental, payable in advance, equivalent to the last month's rent paid under this lease, and subject to all the terms and conditions of this lease.

         14. If the premises are left vacant and any part of the rent reserved hereunder is not paid, then the Landlord may, without being obligated to do so, and without terminating this lease, retake possession of the said premises and rent the same for such rent, and upon such conditions as the Landlord may think best, making such changes and repairs as may be required, giving credit for the amount of rent so received less all expenses of such changes and repairs, and the Tenant shall be liable for the balance of the rent herein reserved until the expiration of the term of this lease.

         15. The Landlord acknowledges receipt of a deposit in the amount of $3,900 to be held by the Landlord for the faithful performance of all of the terms, conditions and covenants of this lease. The Landlord may apply the deposit to cure any default under the terms of this lease and shall account to the Tenant for the balance. The Tenant may not apply the deposit hereunder to the payment of the rent reserved hereunder or the performance of other obligations.

         16. If the Tenant shall be in arrears in payment of any installment of rent, or any portion thereof, or in default of any other covenants or agreements set forth in this lease, and the default remains uncorrected for a period of three (3) days after the Landlord has given written notice thereof pursuant to applicable law, then the Landlord may, at the Landlord's option, undertake any of the following remedies without limitation: (a) declare the term of the lease ended; (b) terminate the Tenant's right to possession of the premises and reenter and repossess the premises pursuant to applicable provisions of the Colorado Forcible Entry and Detainer Statute; (c) recover all present and future damages, costs and other relief to which the Landlord is entitled; (d) pursue breach of contract remedies; and/or
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(e) pursue any and all available remedies in law or equity. In the event possession is terminated by a reason of default prior to expiration of the term, the Tenant shall be responsible for the rent occurring for the remainder of the term, subject to the Landlord's duty to mitigate such damages. Pursuant to applicable law [13-40-104(d.5), (e.5) and 13- 40-107.5, C.R.S.] which is incorporated by this reference, in the event repeated or substantial default(s) under the lease occur, the Landlord may terminate the Tenant's possession upon a written Notice to Quit, without a right to cure. Upon such termination, the Landlord shall have available any and all of the above-listed remedies.

         17. If the property or the premises shall be destroyed in whole or in part by fire, the elements, or other casualty and if, in the sole opinion of the Landlord, they cannot be repaired within ninety (90) days from said injury and the Landlord informs the Tenant of said decision; or if the premises are damaged in any degree and the Landlord informs the Tenant it does not desire to repair same and desires to terminate this lease; then this lease shall terminate on the date of such injury. In the event of such termination, the Tenant shall immediately surrender the possession of the premises and all rights therein to the Landlord; shall be granted a license to enter the premises at reasonable times to remove the Tenant's property; and shall not be liable for rent accruing subsequent to said event. The Landlord shall have the right to immediately enter and take possession of the premises and shall not be liable for any loss, damage or injury to the property or person of the Tenant or occupancy of, in or upon the premises.

         If the Landlord repairs the premises within ninety (90) days, this lease shall continue in full force and effect and the Tenant shall not be required to pay rent for any portion of said ninety (90) days during which the premises are wholly unfit for occupancy.

         18. In the event any dispute arises concerning the terms of this lease or the non- payment of any sums under this lease, and the matter is turned over to an attorney, the party prevailing in such dispute shall be entitled, in addition to other damages or costs, to receive reasonable attorneys' fees from the other party.

         19. In the event any payment required hereunder is not made within ten
(10) days after the payment is due, a late charge in the amount of 15% of the payment will be paid by the Tenant.

         20. In the event of a condemnation or other taking by any governmental agency, all proceeds shall be paid to the Landlord hereunder, the Tenant waiving all right to any such payments.

         21. This lease is made with the express understanding and agreement that in the event the Tenant becomes insolvent, the Landlord may declare this lease ended, and all rights of the Tenant hereunder shall terminate and cease.

         22. The Tenant and Landlord further agree that the Landlord has installed refrigeration to maintain 34 degrees to 40 degrees per each of three systems and the freezer to maintain -10 degrees to -20 degrees as a holding freezer based on receiving product at the same temperatures.
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Landlord will maintain all systems used for the first 120 days and thereafter the Tenant will be responsible for and pay for all repairs and maintenance. The Landlord will deduct from the rent for all delays after the first seven (7) working days that the freezer is not changed to hold the above required temperatures.

         23. Provided that the Tenant is not in default under any of the terms and conditions of this lease, Tenant shall have a right to renew this lease for one additional four (4) year period at the final year's base rate of this lease of $6.50 per square foot or $4,225 per month, plus yearly CAM charges.

         24. The scissor lift is owned by the previous tenant, Food Marketing Group, Inc. (the egg distributor who recently relocated to another larger space in the building). Their total installed cost was $26,326 new - used about one year - their asking price is $18,000 cash or monthly terms are possible. Tenant must negotiate to purchase or have removed at any time during the lower level option period by December 31, 1999.

         This lease shall be subordinate to all existing and future security interests on the premises. All notices shall be in writing and be personally delivered or sent by first class mail, unless otherwise provided by law, to the respective parties. If any term or provision of this lease shall be invalid or unenforceable, the remainder of the lease shall not be affected thereby and shall be valid and enforceable to the full extent permitted by law. This lease shall only be modified by amendment signed by both parties.

         This lease shall be binding on the parties, their personal representatives, successors and assigns. When used herein, the singular shall include the plural.

                  TENANT:             GLACIER DISTRIBUTING, LLC



                                      By:                /s/
                                         -------------------------------------

                  LANDLORD:           JJJ PROPERTIES, LLC



                                      By:               /s/
                                         -------------------------------------
                                         Robert L. Jones, General Partner